The Honourable Rod Gantefoer
Minister of Finance

SASKATCHEWAN PROVINCIAL BUDGET

08-09

READY FOR GROWTH

SUPPLEMENTARY
ESTIMATES
March 2009

SASKATCHEWAN

Supplementary Estimates — March

For the Fiscal Year
Ending March 31
2009

General Revenue Fund Supplementary Estimates - March, 2009 Table of Contents
Introduction	3
Statement of Operations and Accumulated Deficit	4
Statement of Change in Net Debt	4
Debt Retirement Fund	4
Growth and Financial Security Fund	5
Appropriation to Expense Reconciliation	5
Schedule of Budgetary Appropriation	6
Schedule of Capital Appropriation	7
Schedule of Appropriation by Classification	8
Schedule of Lending and Investing Disbursements	9
Debt Redemption	9
Budgetary Appropriation - Executive Branch of Government
Advanced Education, Employment and Labour	11
Agriculture	11
Education	12
Health	12
Highways and Infrastructure	13
Justice and Attorney General	14
Municipal Affairs	15
Office of the Provincial Secretary	15
Social Services	16
Summary - Budgetary Appropriation	16
Lending and Investing Activities
SaskEnergy Incorporated	16
Summary - Lending and Investing Activities	16
Sinking Fund Payments	17
Amortization of Capital Assets	17

Introduction

The 2008-09 Supplementary Estimates – March are prepared in accordance with Section 12(1) of The Financial Administration Act, 1993 and therefore include the estimated increase in 2008-09 “To Be Voted” and “Statutory” expenditures, loans, advances or investments to be paid from the General Revenue Fund (GRF).

The funding requests reflect the additional commitments that the government has or will undertake during the fiscal year. The requested funding is the net amount required after reallocating voted appropriations not required in other areas of a Vote.

The Supplementary Estimates – March contain financial statements and schedules similar in format to those included in the main Estimates and incorporate estimated changes in revenue, expense and loan disbursements.

The detail section of the Supplementary Estimates – March follows the similar Vote (ministry), subvote (major program area) and allocation (component of a subvote) as the main Estimates.

The subvote descriptions provided in the main Estimates apply to the Supplementary Estimates – March. Subvote descriptions may be expanded by the explanation for the additional funding provided in the Supplementary Estimates.

Subvote descriptions for new subvotes are incorporated into the explanation for the additional funding.

The Principles and Concepts, Accounting Policies and Glossary of Terms outlined in the main Estimates apply to the Supplementary Estimates – March.

The Supplementary Estimates – March is the second Supplementary Estimates provided in 2008-09. The schedules include revised estimated amounts identified in both Supplementary Estimates. Column headings in the schedules identified as “November Estimated” or “March Estimated” refer to the amount in the applicable 2008-09 Supplementary Estimates.

Statement of Operations and Accumulated Deficit
(in thousands of dollars)

	Original Estimated 2008-09		Revised Estimated 2008-09		Change 2008-09
Revenue	9,366,500		12,152,500		2,786,000
Operating Expense	8,581,880	[1]	9,774,762		1,192,882
Operating Surplus	784,620		2,377,738		1,593,118
Debt Servicing	(535,000)		(510,000)		25,000
Pre-Transfer Surplus (Deficit)	249,620		1,867,738		1,618,118
Transfer (to) Growth and Financial Security Fund	(124,810	) [1]	(933,869)		(809,059)
Transfer from Growth and Financial Security Fund	125,190	[1]	1,384,347		1,259,157
Surplus for the Year	250,000		2,318,216		2,068,216
Accumulated Deficit, Beginning of Year	(3,654,545)		(3,359,791	) [2]	294,754
Accumulated Deficit, End of Year	(3,404,545)		(1,041,575)		2,362,970
[1] This amount reflects $10,412K provided by Further Estimates.
[2] This amount represents the accumulated deficit at March 31, 2008 as shown in the 2007-08 Public Accounts.

Statement of Change in Net Debt
(in thousands of dollars)

	Original Estimated 2008-09	Revised Estimated 2008-09		Change 2008-09
Annual Surplus	250,000	2,318,216		2,068,216
Acquisition of Capital Assets	(364,551)	(366,473)		(1,922)
Amortization of Capital Assets	151,114	159,002		7,888
(Increase) Decrease in Net Debt from Operations	36,563	2,110,745		2,074,182
Net Debt at Beginning of Year	(6,277,985)	(5,949,716	) [1]	328,269
Net Debt at End of Year	(6,241,422)	(3,838,971)		2,402,451
[1] This amount represents the net debt at March 31, 2008 as shown in the 2007-08 Public Accounts.

Debt Retirement Fund
(in thousands of dollars)

Revised Estimated 2008-09
Balance, Beginning of Year	--
Surplus for the Year	2,318,216
Balance, End of Year	2,318,216
The Debt Retirement Fund is established by The Growth and Financial Security Act. The Fund is an accounting of the surpluses of the General Revenue Fund that are allocated to the Fund on or after April 1, 2008.

Growth and Financial Security Fund
(in thousands of dollars)

Revised Estimated 2008-09
Transfer from Fiscal Stabilization Fund	1,528,934
Transfer from Saskatchewan Infrastructure Fund	105,090
Transferred Balance	1,634,024
Transfer from General Revenue Fund	933,869
Transfer (to) General Revenue Fund	(1,384,347)
Growth and Financial Security Fund, End of Year	1,183,546
The Growth and Financial Security Fund is established by The Growth and Financial Security Act to assist the Government in achieving its long-term objectives by providing financial security from year to year and/or enhancing economic development in Saskatchewan. The balances remaining in the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund were transferred to the Growth and Financial Security Fund as they existed before the Act came into force.
Transfer from the General Revenue Fund (GRF) is 50 per cent of the GRF's pre-transfer surplus in accordance with Section 18(1) of the Act.
Transfer to the GRF is pursuant to Section 20 of the Act.
Balances in the Fund are invested in short and medium-term marketable securities.

Appropriation to Expense Reconciliation
(in thousands of dollars)

	Original		------- Supplementary -------		Estimated	Revised
	Estimated 2008-09		November 2008-09	March 2008-09	Adjustments 2008-09	Estimated 2008-09
Operating Appropriation	8,826,927	[1]	535,548	726,810	(75,442)[2]	10,013,843
Acquisition of Capital Assets	(364,551)		(6,859)	(1,800)	6,737	(366,473)
Amortization of Capital Assets	119,504	[3]	58	7,830	--	127,392	[3]
Operating Expense	8,581,880		528,747	732,840	(68,705)	9,774,762
[1] This amount includes $10,412K provided by Further Estimates.
[2]   The estimated adjustments represent forecasted changes of ($73,237K) and the 2008-09 forecasted capital carry over, pursuant to annual Appropriation Acts, of
$75,000K for work in progress by year end, offset by the 2007-08 capital carry over of $72,795K for work in progress at year end.
[3]   Total capital amortization of government owned assets excludes amortization incurred by service providers such as the Ministry of Government Services that is recovered from voted appropriation through billing client ministries ($21,104K) and from non-GRF organizations ($10,506K).

Schedule of Budgetary Appropriation
(in thousands of dollars)

	Original
	Restated	-------- Supplementary --------			Estimated	Revised
	Estimated 2008-09		November 2008-09	March 2008-09	Adjustments 2008-09 [2]	Estimated 2008-09
Executive Branch of Government
Advanced Education, Employment and Labour	761,822		106,311	26,350	--	894,483
Agriculture	300,594		29,445	101,367	--	431,406
Corrections, Public Safety and Policing	314,159		20,846	--	--	335,005
Education	991,252		9,405	143,712	--	1,144,369
- Teachers' Pensions and Benefits	194,083		931	--	(63,269)	131,745
Energy and Resources	34,023		2,139	--	(230)	35,932
Enterprise and Innovation	60,104		--	--	(273)	59,831
Enterprise Saskatchewan	--		6,087	--	--	6,087
Environment	209,028		--	--	(6,403)	202,625
Executive Council	8,716		--	--	--	8,716
Finance	43,838		--	--	(957)	42,881
- Public Service Pensions and Benefits	254,278		813	--	(830)	254,261
First Nations and Métis Relations	70,329		19,643	--	--	89,972
Government Services	40,263		--	--	(190)	40,073
Health	3,773,652		80,000	152,800	--	4,006,452
Highways and Infrastructure	287,464		--	121,650	--	409,114
Highways and Infrastructure Capital	225,712		4,000	--	(2,205)	227,507
Information Technology Office	5,575		--	--	--	5,575
Intergovernmental Affairs	3,538		--	--	(150)	3,388
Justice and Attorney General	131,292		3,455	5,350	--	140,097
Municipal Affairs	251,220	[1]	--	145,422	--	396,642
Office of the Provincial Secretary	4,153		--	259	--	4,412
Public Service Commission	37,692		--	--	(500)	37,192
Saskatchewan Research Council	12,082		--	--	--	12,082
Social Services	635,518		11,880	29,900	--	677,298
Tourism, Parks, Culture and Sport	140,941		--	--	--	140,941
Crown Investment Corporation	--		240,000	--	--	240,000
Legislative Branch of Government
Chief Electoral Officer	1,071		224	--	--	1,295
Children's Advocate	1,531		--	--	--	1,531
Conflict of Interest Commissioner	151		--	--	--	151
Information and Privacy Commissioner	822		--	--	--	822
Legislative Assembly	22,841		314	--	(435)	22,720
Ombudsman	2,068		55	--	--	2,123
Provincial Auditor	7,115		--	--	--	7,115
Operating Appropriation	8,826,927		535,548	726,810	(75,442)	10,013,843
"To Be Voted" Operating Appropriation	8,503,991		533,398	725,960	(11,738)	9,025,651
"Statutory" Operating Appropriation	322,936		2,150	850	(63,704)	261,382
Operating Appropriation	8,826,927		535,548	726,810	(75,442)	9,287,033
Servicing Government Debt (Statutory)	535,000		--	--	(25,000)	510,000
Total Budgetary Appropriation	9,361,927		535,548	726,810	(100,442)	9,797,033
[1] This amount includes $10,412K provided by Further Estimates.
[2]   The estimated adjustments represent forecasted changes of ($73,237K) and the 2008-09 forecasted capital carry over, pursuant to annual Appropriation Acts, of $75,000K for work in progress by year end, offset by the 2007-08 capital carry over of $72,795K for work in progress at year end.

Schedule of Capital Appropriation
(in thousands of dollars)

	Original
	Restated	-------- Supplementary --------		Estimated		Revised
Capital Asset Acquisitions	Estimated 2008-09	November 2008-09	March 2008-09	Adjustments 2008-09	[1]	Estimated 2008-09
Advanced Education, Employment and Labour	3,200	200	--	--		3,400
Agriculture	250	--	--	1,250		1,500
Corrections, Public Safety and Policing	22,521	2,659	--	--		25,180
Environment	27,369	--	--	(5,703)		21,666
Finance	575	--	--	(20)		555
Government Services	26,813	--	--	--		26,813
Health	29,316	--	--	--		29,316
Highways and Infrastructure	12,299	--	--	2,000		14,299
Highways and Infrastructure Capital	225,712	4,000	--	(2,205	) [2]	227,507
Information Technology Office	250	--	--	--		250
Justice and Attorney General	3,050	--	1,800	--		4,850
Legislative Assembly	--	--	--	46		46
Provincial Auditor	58	--	--	--		58
Public Service Commission	2,321	--	--	--		2,321
Social Services	5,033	--	--	(2,500)		2,533
Tourism, Parks, Culture and Sport	5,784	--	--	395		6,179
Capital Asset Acquisitions	364,551	6,859	1,800	(6,737)		366,473
Capital Transfer Payments
Advanced Education, Employment and Labour
Innovation and Science	5,907	--	--	2,693		8,600
Post-Secondary	36,736	100,156	26,350	--		163,242
Agriculture
Agri-Stability Program	--	5,500	--	--		5,500
Education
Child Care Facilities	675	--	--	--		675
Library and E-Learning	--	--	--	5,445		5,445
School Facilities	117,622	--	141,690	--		259,312
Environment
Saskatchewan Watershed Authority
- Water Infrastructure Rehabilitation	2,689	--	--	--		2,689
Health
Health Facilities	131,931	2,800	152,800	--		287,531
Medical Equipment	29,900	3,500	--	--		33,400
Highways and Infrastructure
Transportation Infrastructure	18,167	--	116,150	2,350		136,667
Municipal Affairs
Building Canada Fund - Communities Component	5,000	--	31,610	--		36,610
Gas Tax Program	31,950	--	--	--		31,950
Municipal Economic Enhancement Program	--	--	100,000	--		100,000
Municipal Rural Infrastructure Fund	25,679	--	--	--		25,679
Public Transit Program	--	--	13,812	1,734		15,546
Rural Municipal Primary Weight Corridors Program	10,000	--	--	--		10,000
Rural Revenue Sharing - Roads and Other Infrastructure	6,151	--	--	--		6,151
Saskatchewan Infrastructure Growth Initiative	2,400	--	--	(1,734)		666
Transit Vehicles for the Disabled	275	--	--	--		275
Urban Development Agreements	2,081	--	--	--		2,081
Social Services
Community-Based Organizations	--	--	600	--		600
Saskatchewan Housing Corporation	--	--	29,300	--		29,300
Tourism, Parks, Culture and Sport
Building Communities	37,391	--	--	(20,597)		16,794
Capital Transfer Payments	464,554	111,956	612,312	(10,109)		1,178,713
Total Capital Investments	829,105	118,815	614,112	(16,846)		1,545,186
[1] The estimated adjustments represent net transfers between capital asset acquisitions and non-capital appropriations of $1,191K, net transfers between capital transfer payments and non- capital appropriations ($10,109K), forecasted changes of ($5,723K) and the net change in capital carry over as noted below.
[2] This amount represents the 2008-09 forecasted capital carry over, pursuant to annual Appropriation Acts, of $75,000K for work in progress by year end, offset by the 2007-08 capital carry over of $72,795K for work in progress at year end.

Schedule of Appropriation by Classification
(Supplementary Estimates - March)
(in thousands of dollars)

Government Delivered Programs					Transfers
		Supplier			Transfers for Public Service
Vote	Salaries	and Other Payments	Pensions/ Benefits	Capital	Operating	Pensions/ Benefits	Capital	Transfers to Individuals	2008-09 Total
Executive Branch of Government
Advanced Education, Employment and Labour	--	--	--	--	--	--	26,350	--	26,350
Agriculture	--	--	--	--	--	--	--	101,367	101,367
Education	--	--	--	--	--	--	141,690	2,022	143,712
Health	--	--	--	--	--	--	152,800	--	152,800
Highways and Infrastructure	--	5,500	--	--	--	--	116,150	--	121,650
Justice and Attorney General	2,050	1,200	--	1,800	--	--	--	300	5,350
Municipal Affairs	--	--	--	--	--	--	145,422	--	145,422
Office of the Provincial Secretary	51	208	--	--	--	--	--	--	259
Social Services	--	--	--	--	--	--	29,900	--	29,9000
Supplementary Operating Appropriation	2,101	6,908	--	1,800	--	--	612,312	103,689	726,810
"To Be Voted" Operating Appropriation	1,251	6,908	--	1,800	--	--	612,312	103,689	725,960
"Statutory" Operating Appropriation	850	--	--	--	--	--	--	--	850

Schedule of Lending and Investing Disbursements
(in thousands of dollars)

	Original Estimated 2008-09	Revised Estimated 2008-09	Change 2008-09 *
Crown Corporations - Loans
Agricultural Credit Corporation of Saskatchewan	3,000	--	(3,000)
Municipal Financing Corporation of Saskatchewan	37,500	16,800	(20,700)
Saskatchewan Crop Insurance Corporation	1,600	--	(1,600)
Saskatchewan Opportunities Corporation	26,000	23,684	(2,316)
Saskatchewan Power Corporation	243,000	504,200	261,200
Saskatchewan Telecommunications Holding Corporation	158,100	78,700	(79,400)
Saskatchewan Water Corporation	12,600	5,000	(7,600)
SaskEnergy Incorporated	53,100	170,000	116,900
Crown Corporations - Loans	534,900	798,384	263,484
Other - Loans
Advanced Education, Employment and Labour	43,000	38,000	(5,000)
Agriculture	2,825	2,105	(720)
Enterprise and Innovation	5,500	4,500	(1,000)
First Nations and Métis Relations	1,600	1,200	(400)
Highways and Infrastructure	750	976	226
Other - Loans	53,675	46,781	(6,894)
Loans	588,575	845,165	256,590
Investments
Contributions to Sinking Funds	104,054	1,941,947	1,837,893
Agricultural Land and Improvements	200	--	(200)
Investments	104,254	1,941,947	1,837,693
Disbursements	692,829	2,787,112	2,094,283
* The 2008-09 change includes the additional appropriation provided for in the November and March Supplementary Estimates.

Debt Redemption
(in thousands of dollars)

	Original Estimated 2008-09	Revised Estimated 2008-09	Change 2008-09
Debt Redemption
Crown Enterprise Share (Statutory)	205,741	367,441	161,700
Government Share (Statutory)	527,110	530,577	3,467
	732,851	898,018	165,167

General Revenue Fund
Supplementary Estimates - March
For the Fiscal Year Ending March 31, 2009
(in thousands of dollars)

Supplementary Estimates 2008-09

Budgetary Appropriation
Executive Branch of Government
Advanced Education, Employment and Labour - Vote 37
Post-Secondary Education (AE02)
Post-Secondary Capital Transfers	26,350
26,350
Additional capital investments will contribute to post secondary infrastructure projects as part of the
$500 million infrastructure stimulus package, to provide for facility upgrades and enhancements and for expansion of training opportunities in post-secondary institutions.

Agriculture - Vote 1
Industry Assistance (AG03)
Saskatchewan Farm and Ranch Water Infrastructure Fund	8,800
Saskatchewan Cattle and Hog Support Program	70,845
Farm Stability and Adaptation (AG08)
Farm Stability and Adaptation	21,722
101,367
Additional funding is required for: higher than anticipated applications under the 2008 Farm and Ranch
Water Infrastructure Program; $71.44 million towards the implementation of programs to support the cattle and hog industries which is partially offset by savings in other program areas; and, the provincial portion of the cost shared payments to producers under the federal AgriStability/AgriInvest Programs due to a revised estimate of the program costs for 2008-09.

Supplementary Estimates - March
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09

Education - Vote 5
Pre-K-12 Education (ED03)
School Capital Transfers	141,690
Education Property Tax Relief (ED09)
Education Property Tax Relief	20,022
143,712
Additional funding is required for increased education property tax credit program costs.

Additional capital investments will contribute to pre-K-12 education infrastructure projects as part of the
$500 million infrastructure stimulus package, to provide for new schools, facility upgrades and renovations to
102 schools throughout the province.

Health - Vote 32
Regional Health Services (HE03)
Facilities - Capital Transfers	152,800
152,800
Additional capital investments will contribute to health infrastructure projects as part of the $500 million infrastructure stimulus package, to provide for replacement of 13 long-term care facilities in the province.

Supplementary Estimates - March
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09

Highways and Infrastructure - Vote 16
Operation of Transportation System (HI10)
Winter Maintenance	5,500
Strategic Municipal Roads (HI15)
Urban Connectors	106,150
Strategic Municipal Infrastructure	10,000
121,650
Additional funding is required for higher than budgeted winter maintenance costs to manage snow removal and ice control for road safety on provincial highways and to advance the $98.5 million Saskatoon Circle
Drive South project to improve the flow of traffic in the area.

Additional capital investments will contribute to highways infrastructure projects as part of the $500 million infrastructure stimulus package, to provide for a $10 million payment to the City of Regina to support development of the Regina Global Transportation Hub designed to provide businesses and export markets with efficient connections to Canadian and international markets; and $7.65 million for other urban roadway connections improvements for corridor continuity through urban centres.

Supplementary Estimates - March
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09

Justice and Attorney General - Vote 3
Central Management and Services (JU01)
Central Services	1,000
Courts and Civil Justice (JU03)
Court Services	1,000
Salaries - Provincial Court Judges (Statutory)	850
Legal and Policy Services (JU04)
Public Prosecutions	300
Boards and Commissions (JU08)
Inquiries	100
Legal Aid Commission	300
Courts Capital (JU11)
Courts Capital	1,800
This subvote includes "Statutory" amounts. The amount "To Be Voted" is $4.500K.	5,350
Additional funding is required for: higher than anticipated costs associated with the information technology partnership; accruing long-term disability benefits for Provincial Court Judges; increased court and prosecution services; higher than anticipated air contract costs for prosecutorial services to Northern Circuit points; an increased demand for Board of Review and Human Rights Tribunals service; and increased use of
Court appointed legal counsel.

Additional capital investments will provide for construction of the new Meadow Lake Courthouse.

Supplementary Estimates - March
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09

Municipal Affairs - Vote 30
Municipal Financial Assistance (MA07)
Building Canada Fund - Communities Component	31,610
Municipal Economic Enhancement Program	100,000
Federal Municipal Assistance (MA10)
Public Transit Program	13,812
145,422
Additional funding is required to provide for the federally funded public transit program which is partially offset by savings in other program areas.

Additional capital investments will contribute to municipal infrastructure projects as part of the $500 million infrastructure stimulus package, to provide for additional projects under the federal-provincial Building
Canada Fund and for urban, rural and northern municipalities capital projects through the new Municipal
Economic Enhancement Program allocated on a per capita basis.

Office of the Provincial Secretary - Vote 80
Central Management and Services (OP01)
Executive Management	100
Provincial Secretary (OP02)
Lieutenant Governor's Office	29
Office of Protocol and Honours	43
Office of French-Language Coordination	87
259
Additional funding is required for the provincial contribution towards the national project to remember the fallen soldiers of WWI, for French language translator’s market supplement costs and other salary related and operating costs.

Supplementary Estimates - March
Continued
(in thousands of dollars)

Supplementary Estimates 2008-09

Social Services - Vote 35
Community Inclusion (SS06)
Payments for Community Living	600
Housing (SS12)
Saskatchewan Housing Corporation	29,300
29,900
Additional capital investments will contribute to housing infrastructure projects as part of the $500 million infrastructure stimulus package, to provide for student resident space at the University of Saskatchewan
($15 million), low-income housing need in Regina ($12 million), affordable senior housing units in Prince
Albert and improvements to community-based activity centres and group living homes for people with intellectual disabilities.

Summary - Budgetary Appropriation
To be Voted	725,960
Statutory	850
Total Budgetary Appropriation	726,810

Lending and Investing Activities
SaskEnergy Incorporated - Vote 150
Loans (SE01)
Loans (Statutory)	30,000
Amounts in this subvote are "Statutory".	30,000

Summary - Lending and Investing Activities
To be Voted	--
Statutory	30,000
Total Lending and Investing Activities	30,000

Supplementary Estimates - March
Continued
(in thousands of dollars)

	Supplementary Estimates 2008-09

Sinking Fund Payments - Government Share - Vote 176
Sinking Fund Payments (Statutory)	1,837,893
Amounts in this vote are "Statutory".	1,837,893
Additional sinking fund contributions were made to facilitate debt reduction.
Amortization
Capital assets require an appropriation in the fiscal year they are acquired. These assets are not expensed upon acquisition. Under accrual accounting, capital assets are charged as an expense over their useful services life as they are consumed. The consumption of capital assets is referred to as amortization and does not require an appropriation. Loss on disposition of assets and change in inventory valuation is also treated as amortization.

Amortization of Capital Assets
Agriculture	11,687	*
Corrections, Public Safety and Policing	110
Highways and Infrastructure	(4,000)
Tourism, Parks, Culture and Sport	33
Amortization is a non-voted, non-cash expense and is presented for information purposes only.	7,830

* This amount represents a reduction in the valuation of Crown land held by the Ministry.